Exhibit 16.1

December 29, 2017

U.S. Securities and Exchange Commission

100 F. Street

Washington, DC 20549-7561

Re:	Next Group Holdings, Inc.
Commission File No 333-148987

We have read the statements that we understand Next Group Holdings, Inc. will include under Item 4.01 to the Form 8-K report dated December 22, 2017 and agree with such statements so far as they apply to our firm.

We have no basis to agree or disagree with any other statements made in Item 4.01 of such report.

Sincerely,

Assurance Dimensions

Assurance Dimensions